Exhibit 99.1
Investor / Media Relations
Mark Van Ert
Senior Vice President
Phone: 952.525.5092
Fax: 952.417.5613





                   METRIS REPORTS FOURTH QUARTER 2003 RESULTS

                     ANNOUNCES $1.7 BILLION MBIA COMMITMENT


         MINNETONKA, Minn. (March 15, 2004) - Metris Companies Inc. (NYSE: MXT) today reported net income for the quarter ended December 31, 2003 of $35 million, or $0.39 per share. This compares to a net loss of $41 million or $0.88 per share for the quarter ended December 31, 2002.

         "We are pleased to report our first quarter of profitability in more than a year," said David Wesselink, Metris Chairman and Chief Executive Officer. "The steps we have taken over the past year to improve the overall performance of our portfolio, specifically in the areas of account management and collections, are beginning to show tangible results. We also are announcing a $1.7 billion, two-year commitment from MBIA Insurance Corporation to provide financial guaranty insurance policies to refinance a portion of our maturing asset-backed securitization transactions in 2004 and 2005. This commitment represents another milestone in our long-term funding plans."

         The three-month average excess spread in the Metris Master Trust was
3.62 percent as of December 31, 2003, compared to 2.70 percent as of September 30, 2003, and 3.64 percent as of December 31, 2002. The two-cycle plus delinquency rate in the Metris Master Trust was 11.0 percent as of December 31, 2003, compared to 11.1 percent as of September 30, 2003, and 11.8 percent as of December 31, 2002. The gross default rate of the Metris Master Trust for the fourth quarter of 2003 was 19.10 percent, down from its previous peak of 21.45 percent for the first quarter of 2003.

         As of December 31, 2003, the Company's managed credit card loans were $8.1 billion, compared to $11.4 billion as of December 31, 2002. The Company's owned credit card portfolio was $129 million, down from $846 million at December 31, 2002. The decrease in the managed portfolio was due to the $494.3 million portfolio sale during the fourth quarter, the $590.9 million portfolio sale during the third quarter, the sale of two portfolios of delinquent accounts totaling $69 million, continued slower account growth, tighter underwriting standards and more stringent account management strategies.

         The managed net charge-off rate for the fourth quarter of 2003 was 21.6 percent, compared to 22.9 percent in the previous quarter and 18.0 percent for the fourth quarter of 2002. The owned net charge-off rate was 58.0 percent, compared with 51.8 percent in the previous quarter and 34.2 percent in the fourth quarter of 2002. Included in these rates are the effects of the portfolio sale of $494.3 million in November 2003, the sale of $39.9 million of 2-cycle plus delinquent assets and the portfolio sale of $590.9 million in September 2003, and the sale of $72.5 million of 2-cycle plus delinquent assets in December 2002.

         The managed delinquency rate was 11.1 percent as of December 31, 2003, compared to 11.1 percent as of September 30, 2003, and 11.0 percent as of December 31, 2002. The owned delinquency rate was 15.8 percent as of December 31, 2003, compared to 15.1 percent as of September 30, 2003, and 0.9 percent as of December 31, 2002. Excluding the 2-cycle plus delinquent asset sales, the managed delinquency rate would have been 11.4 percent as of September 30, 2003, and 11.6 percent as of December 31, 2002. Excluding the 2-cycle plus delinquent asset sales, the owned delinquency rate would have been 37.6 percent as of September 30, 2003 and 8.7 percent as of December 31, 2002.

         Metris Receivables, Inc., a wholly owned subsidiary of Metris Companies Inc., has received a $1.7 billion, two-year commitment from MBIA Insurance Corporation ("MBIA") to provide financial guaranty insurance policies to refinance maturing MBIA-guaranteed series from the Metris Master Trust. Over the next two years, MBIA has guaranteed three series issued from the Metris Master Trust totaling $1.7 billion with maturity dates of June 2004, May 2005, and October 2005. This commitment from MBIA will provide financial guaranty insurance capacity to wrap newly issued series from the Metris Master Trust. It is one of the components of Metris Companies' plans to meet funding requirements for the next two years.

         The Company also announced today that it filed a Form 12b-25 notification of late filing relating to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 due to the time required to complete the previously announced restatement of the Company's results for prior periods. The Company is working diligently to file the report as soon as practicable.

         Metris Companies Inc. (NYSE: MXT), based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The Company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

         Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, our high liquidity requirement; our higher delinquency rate, credit loss rates and charge-off rates of our "Credit card loans"; the higher charge-off and bankruptcy rates of the Company's target market of moderate-income consumers; the success and impact of our existing or modified strategic initiatives; the effect of the restatement of the Company's financial statements; risks associated with Direct Merchants Bank's ability to comply with its agreement with regulators regarding the safety and soundness of its operations; interest rate risks; risks associated with acquired portfolios; dependence on the securitization markets and other funding sources to fund our business, including the refinancing of existing indebtedness; the effects of the previously announced SEC investigation, government policy and regulation, whether of general applicability or specific to us, including restrictions and/or limitations relating to our minimum capital requirements, reserving methodologies, dividend policies and payments, growth, and/or underwriting criteria; reduced funding availability and increased funding costs; privacy laws that could result in lower revenue generated from fewer marketing campaigns and/or penalties for non-compliance; and general economic conditions that can have a negative impact on the performance of loans and marketing of credit protection and other enhancement services.

         For further information on risk factors that could impact the Company, and statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Specifically, reference should be made to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003, which was filed on March 2, 2004, for restated financial information.

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METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except per-share data) (unaudited)

                                                                                          December 31,                December 31,
                                                                                               2003                 2002 as restated
Assets
Cash and due from banks                                                                $        32,076             $        62,813
Federal funds sold                                                                              25,300                      88,000
Short-term investments                                                                         121,109                     429,419
                                                                                       ---------------             ---------------
Cash and cash equivalents                                                                      178,485                     580,232
                                                                                       ---------------             ---------------
Liquidity reserve deposit                                                                       80,158                          --

Credit card loans                                                                              128,615                     846,417
Less: Allowance for loan losses                                                                 45,492                      90,315
                                                                                       ---------------             ---------------
Net credit card loans                                                                           83,123                     756,102
                                                                                       ---------------             ---------------
Retained interests in loans securitized                                                        836,901                     808,026
Property and equipment, net                                                                     33,680                      83,831
Purchased portfolio premium                                                                     17,561                      64,579
Other receivables due from credit card securitizations, net                                     80,714                     110,471
Other assets                                                                                    81,774                     187,151
                                                                                       ---------------             ---------------
     Total assets                                                                      $     1,392,396             $     2,590,392
                                                                                       ===============             ===============

Liabilities
Deposits                                                                               $         6,262             $       892,754
Debt                                                                                           350,448                     357,649
Accounts payable                                                                                32,397                      53,589
Deferred income                                                                                 18,060                     143,148
Accrued expenses and other liabilities                                                          76,036                      88,579
                                                                                       ---------------             ---------------
     Total liabilities                                                                         483,203                   1,535,719
                                                                                       ---------------             ---------------
Stockholders' Equity
Convertible preferred stock-Series C, par value $.01 per share;
        10,000,000 shares authorized, 1,263,699 and 1,156,086 shares
        issued and outstanding, respectively                                                   470,728                     430,642
Common stock, par value $.01 per share;
        300,000,000 shares authorized, 64,862,314 and
      64,223,231 issued, respectively                                                              649                         642
Paid-in capital                                                                                229,655                     227,376
Unearned compensation                                                                              (27)                         --
Treasury stock - 7,055,300 shares                                                              (58,308)                    (58,308)
Retained earnings                                                                              266,496                     454,321
                                                                                       ---------------             ---------------
     Total stockholders' equity                                                                909,193                   1,054,673
                                                                                       ---------------             ---------------
     Total liabilities and stockholders' equity                                        $     1,392,396             $     2,590,392
                                                                                       ===============             ===============

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
METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per-share data) (unaudited)

                                                                       Three Months Ended                 Twelve Months Ended
                                                                         December 31,                        December 31,
                                                                                       2002                                2002
                                                                     2003         as restated            2003         as restated
                                                                     ----              ----              ----              ----
Interest Income:
Credit card loans                                               $      1,505      $     36,595      $     84,375      $    218,878
Federal funds sold                                                        50                34               838               403
Other                                                                    726             2,721             5,317            10,121
                                                                ------------      ------------      ------------      ------------
Total interest income                                                  2,281            39,350            90,530           229,402
Deposit interest expense                                                  34            12,300            28,421            68,740
Other interest expense                                                14,034             8,844            46,000            34,776
                                                                ------------      ------------      ------------      ------------
Total interest expense                                                14,068            21,144            74,421           103,516
                                                                ------------      ------------      ------------      ------------
Net Interest Income                                                  (11,787)           18,206            16,109           125,886
Provision for loan losses                                             18,810            40,987           126,648           219,804
                                                                ------------      ------------      ------------      ------------
Net Interest Expense After Provision for Loan Losses                 (30,597)          (22,781)         (110,539)          (93,918)
                                                                ------------      ------------      ------------      ------------

Other Operating Income:
Securitization income                                                 99,851            30,012           173,367           323,517
Servicing income on securitized/sold receivables                      39,630            50,699           176,627           195,214
Credit card fees, interchange and other credit card income            11,779            27,228            79,492           163,174
Enhancement ervices revenue                                            8,182            39,541           107,930           153,516
Loss on sale of credit card loans                                         --                --          (117,183)               --
Gain on sale of membership club and warranty business                  4,396                --            84,787                --
                                                                ------------      ------------      ------------      ------------
                                                                     163,838           147,480           505,020           835,421
                                                                ------------      ------------      ------------      ------------

Other Operating Expense:
Credit card account and other product solicitation and
   marketing expenses                                                  8,304            32,767            93,349           173,269
Employee compensation                                                 34,440            48,038           175,539           210,826
Data processing services and communications                           15,733            20,719            68,715            83,874
Credit protection claims expense                                       4,345            10,287            30,882            44,550
Occupancy and equipment                                                9,311            11,260            36,564            48,013
Purchased portfolio premium amortization                               3,898             6,790            25,000            30,220
MasterCard/Visa assessment and fees                                    2,153             3,075             9,243            13,869
Credit card fraud losses                                                 824             1,485             3,821             8,647
Asset impairments, lease write-offs and severance                      3,458            18,213            56,222            27,736
Loss on sale of deposits                                                  --                --            32,963                --
Other                                                                 10,824            34,002            79,448           100,216
                                                                ------------      ------------      ------------      ------------
                                                                      93,290           186,636           611,746           741,220
                                                                ------------      ------------      ------------      ------------

Income (Loss) Before Income Taxes                                     39,951           (61,937)         (217,265)              283
Income tax expense (benefit)                                           5,134           (21,145)          (69,526)            1,867
                                                                ------------      ------------      ------------      ------------
Net Income (Loss)                                                     34,817           (40,792)         (147,739)           (1,584)
Convertible preferred stock dividends-Series C                        10,358             9,822            40,086            38,009
                                                                ------------      ------------      ------------      ------------
Net Income (loss) applicable to common shareholders             $     24,459     $     (50,614)     $   (187,825)     $    (39,593)
                                                                ============      ============      ============      ============


Income (loss) per share:
Basic                                                           $      0.39      $       (0.88)     $      (3.27)     $      (0.66)
Diluted                                                         $      0.39      $       (0.88)     $      (3.27)     $      (0.66)

Shares used to compute income (loss) per share:
Basic                                                                88,580              57,199            57,471            59,782
Diluted                                                              88,750              57,199            57,471            59,782
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
METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)
                                                                                 Three Months Ended
                                                                    September 30,     June 30,       March 31,       December 31,
                                                   December 31,         2003            2003            2003             2002
                                                        2003        as restated     as restated      as restated     as restated
Selected Operating Data (Owned Basis):
Credit card loans                                  $   128,615      $   110,922     $   632,913      $   686,285     $   846,471
Delinquency ratio (over 30 days) 1                       15.80%            15.1%            7.6%             8.2%            0.9%
Average credit card loans                          $   123,220      $   512,710     $   690,903      $   751,674     $   836,922
Net charge-off ratio annualized 1                         58.0%            51.8%           25.4%             4.5%           34.2%
Allowance for loan losses                          $    45,492      $    42,402     $   109,162      $   125,357     $    90,315
      as a percent of  credit card loans                  35.4%            38.2%           17.2%            18.3%           10.7%
      as a percent of 30-day plus delinquent
        receivables                                      224.0%           253.2%          226.2%           222.2%         1146.7%

Retained interest in loans securitized:
   Contractual retained interests                  $   542,014      $   584,586     $   620,943      $   627,997     $   685,197
   Excess transferor's interests                        48,775           56,049          54,850           52,247          57,447
   Interest-only strip receivable                       16,039            4,867             766            1,531          13,882
   Spread accounts receivable                          230,073          211,685         175,656          123,858          51,500
                                                     ---------        ---------       ---------        ---------       ---------
                                                   $   836,901      $   857,187     $   852,215      $   805,633     $   808,026
                                                     =========        =========       =========        =========       =========
Securitization income (expense):
  Loss on new securitization of receivables to the
    Metris Master Trust                            $        --      $   (23,015)    $   (12,244)     $   (19,955)    $        --
  Loss on replenishment of receivables to the
    Metris Master Trust                                (34,316)         (34,113)        (47,315)         (44,899)        (40,255)
  Discount accretion                                    68,877           85,549          78,812           75,674          76,452
  Change in fair value                                  (1,336)          33,564         (20,290)         (83,608)        (71,723)
  Interest-only revenue                                 71,788           61,344          36,827           60,710          83,217
  Transaction and other costs                           (5,162)         (29,550)        (18,083)         (25,892)        (17,679)
                                                     ---------        ---------       ---------        ---------       ---------
                                                   $    99,851      $    93,779     $    17,707      $   (37,970)     $   30,012
                                                     =========        =========       =========        =========       =========

Valuation assumptions:
  Monthly payment rate                                     6.7%             6.7%            6.7%             6.7%            6.7%
  Gross yield                                             25.4%            25.3%           25.6%            26.1%           26.0%
  Annual interest expense and servicing fee                4.2%             3.9%            3.8%             4.0%            4.0%
  Annual gross principal default rate                     20.7%            21.3%           22.6%            22.7%           21.7%
  Weighted average months to maturity                     24.5             23.6            25.1             26.8            28.4
3 month average Metris Master Trust
  actual excess spread                                    3.62%            2.70%           1.93%            2.37%           3.64%
Average principal receivables in the
  Metris Master Trust                             $  7,861,419      $ 8,696,519     $9,091,905       $ 9,686,763     $10,010,405
Average total stockholder's equity                $    957,119      $ 1,079,285     $1,106,153       $ 1,016,041     $ 1,084,389

Per-Share Statistics:
Income (loss) per share (diluted)                 $       0.39      $     (1.48)    $     (0.60)     $     (1.62)    $     (0.88)
Book value per common share (period-end) 2                8.85             8.58            9.39             9.71           10.66
Stock price (period-end)                                  4.44             4.12            5.55             2.35            2.47
Shares outstanding (period-end)                         57,807           57,856          57,799           57,704          57,168
Shares used to compute EPS (basic)                      88,580           57,546          57,462           57,257          57,199
Shares used to compute EPS (diluted)                    88,750           57,546          57,462           57,257          57,199

1 Excluding the 2-cycle and 4-cycle plus delinquent asset sales, the owned delinquency ratio would have been 37.6 percent as of September 30, 2003, 11.7 percent as of June 30, 2003 and 8.7 percent as of December 31, 2002. The owned net charge-off ratios were impacted by the sale of $39.9 million of 2-cycle plus delinquent assets and the portfolio sale of approximately $145 million in September 2003, the sale of 29.1 million of 4-cycle plus delinquent assets in June 2003, and the sale of $72.5 million of 2-cycle plus delinquent assets in December 2002.

2  Book value is calculated assuming conversion of preferred stock.

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METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)
The following information is not in conformity with accounting principles generally accepted in the United States of America, however, we believe the information is relevant to understanding the overall financial condition and results of operations of the Company.
                                                                                 Three Months Ended
                                                   December 31,    September 30,      June 31,      March 31,      December 31,
                                                        2003            2003            2003            2003            2002
Selected Operating Data (Managed Basis):
Period-end gross active accounts:
   Credit card loans                                        105             110             429             426             509
   Receivables held by the Metris Master Trust            2,377           2,612           2,609           2,778           2,889
                                                   ------------    ------------    ------------    ------------    ------------
   Managed                                                2,482           2,722           3,038           3,204           3,398
                                                   ============    ============    ============    ============    ============
Period-end loans:
      Credit card loans                            $    128,615    $    110,922    $    632,913    $    686,285    $    846,417
   Receivables held by the Metris Master Trust        8,003,216       8,870,955       9,472,725       9,976,482      10,568,295
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $  8,131,831    $  8,981,877    $ 10,105,638    $ 10,662,767    $ 11,414,712
                                                   ============    ============    ============    ============    ============
Average loans:
      Credit card loans                            $    123,220    $    512,710    $    690,903    $    751,674    $    836,922
   Receivables held by the Metris Master Trust        8,449,598       9,417,277       9,839,911      10,465,368      10,769,270
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $  8,572,818    $  9,929,987    $ 10,530,814    $ 11,217,042    $ 11,606,192
                                                   ============    ============    ============    ============    ============
Delinquencies
      Credit card loans                            $     20,309    $     16,746    $     48,266    $     56,419    $      7,876
   Receivables held by the Metris Master Trust          881,766         980,930       1,084,241       1,170,536       1,252,073
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $    902,075    $    997,676    $  1,132,507    $  1,226,955    $  1,259,949
                                                   ============    ============    ============    ============    ============
Delinquency ratio (over 30 days):
      Credit card loans                                    15.8%           15.1%            7.6%            8.2%            0.9%
   Receivables held by the Metris Master Trust             11.0%           11.1%           11.4%           11.7%           11.8%
      Managed 1                                            11.1%           11.1%           11.2%           11.5%           11.0%
Net charge-offs
      Credit card loans                            $     18,029    $     66,995    $     43,702    $      8,289    $     72,168
   Receivables held by the Metris Master Trust          449,581         505,856         454,914         486,486         453,796
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $    467,610    $    572,851    $    498,616    $    494,775    $    525,964
                                                   ============    ============    ============    ============    ============
Net charge-off ratio annualized:
      Credit card loans                                    58.0%           51.8%           25.4%            4.5%           34.2%
   Receivables held by the Metris Master Trust             21.1%           21.3%           18.7%           19.0%           16.7%
      Managed 1                                            21.6%           22.9%           19.1%           18.0%           18.0%

1 Excluding the 2-cycle and 4-cycle plus delinquent asset sales, the managed delinquency ratio would have been 11.4 percent as of September 30, 2003, 11.5 as of June 30, 2003 and 11.6 percent as of December 31, 2002. The net charge-off ratios were impacted by the portfolio sale of $494.3 million in November 2003, the sale of $39.9 million of 2-cycle plus delinquent assets and the portfolio sale of $590.9 million in September 2003, the sale of 29.1 million of 4-cycle plus delinquent assets in June 2003, and the sale of $72.5 million of 2-cycle plus delinquent assets in December 2002.

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